POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert L. Macklin his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all necessary notices on Form 4 which are now or may be required to be filed with the Securities and Exchange Commission as a result of the grant of stock options undertaken pursuant to the action by unanimous written consent to which this power of attorney is attached, and any and all amendments to such notices on Form 4, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


IN WITNESS WHEREOF, the undersigned have executed this Consent and Power of Attorney as of the 13th day of December, 2004.



/s/ Peter D. Aquino                        /s/ James D. Dondero
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Peter D. Aquino                            James D. Dondero



/s/ Gerald S. Kittner                      /s/ Steven G. Singer
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Gerry S. Kittner                           Steven G. Singer



/s/ Raymond L. Steele                      /s/ Jonelle St. John
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Raymond L. Steele                          Jonelle St. John